UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 8, 2017

Date of Report (Date of Earliest Event Reported)

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51217, 001-36693	20-1920798
(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

License Agreement

On March 8, 2017, Sears Holdings Corporation, a Delaware corporation (the “Company”), and Stanley Black & Decker, Inc., a Connecticut corporation (“Stanley”), entered into a license agreement (the “License Agreement”). Pursuant to the License Agreement, Stanley will license to the Company the Craftsman brand name and related intellectual property rights (the “Licensed IP”), and Sears Holdings will have the right to use the Licensed IP and to continue to sell Craftsman branded products in certain distribution channels, including stores owned and operated by the Company under the Sears and Kmart brands and related ecommerce sites. The license will be royalty-free for a period of 15 years and will have a royalty rate of 3% of net sales thereafter. The License Agreement may be terminated by Stanley if the Company materially breaches any of the material terms of the License Agreement, subject to a notice and cure period, or if the Company ceases to sell or sublicense products branded with the Licensed IP, such that no such products are sold for any consecutive six-month period.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

PBGC Matters

In connection with the closing of the sale of its Craftsman business to Stanley (the “Transaction”), the Company reached an agreement (the “Consent, Waiver and Amendment”) with the Pension Benefit Guaranty Corporation (“PBGC”) pursuant to which PBGC has consented to the sale of the Craftsman-related assets that had been “ring-fenced” under the March 2016 pension plan protection and forbearance agreement between PBGC and the Company (the “PPPFA”) and certain related transactions. As a condition to obtaining this consent, the Company agreed to grant to PBGC a lien on, and subsequently contribute to the Company’s pension plans, the value of the $250 million cash payment payable to the Company on the third anniversary of the closing of the Transaction, with the value of such payment being fully credited against certain of the Company’s minimum pension funding obligations in 2017, 2018 and 2019. The Company also granted a lien to PBGC on the 15-year income stream relating to new Stanley sales of Craftsman products, and agreed to contribute the payments from Stanley under such income stream to the Company’s pension plans, with such payments to be credited against the Company’s minimum pension funding obligations starting no later than five years from today. The Company also agreed to grant PBGC a lien on $100 million of real estate assets to secure the Company’s minimum pension funding obligations through the end of 2019, and agreed to certain other amendments to the PPPFA.

The foregoing description of the Consent, Waiver and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent, Waiver and Amendment, which is included as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On March 9, 2017, the Company issued a press release announcing that it had completed the sale of its Craftsman business to Stanley. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that may cause the Registrant’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, those discussed in this Form

8-K and those discussed in the Registrant’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Registrant intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available, except as required by law.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Acquired IP License Agreement, dated as of March 8, 2017, by and between Sears Holdings Corporation and Stanley Black & Decker, Inc.

Exhibit 10.2	Consent, Waiver and Amendment, dated as of March 8, 2017, by and between Sears Holdings Corporation, certain of its subsidiaries and Pension Benefit Guaranty Corporation.

Exhibit 99.1	Press Release, dated March 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: March 9, 2017		/s/ Robert A. Riecker
	By:	Robert A. Riecker
Controller and Head of Capital Market Activities

EXHIBIT INDEX

Exhibit 10.1	Acquired IP License Agreement, dated as of March 8, 2017, by and between Sears Holdings Corporation and Stanley Black & Decker, Inc.

Exhibit 10.2	Consent, Waiver and Amendment, dated as of March 8, 2017, by and between Sears Holdings Corporation, certain of its subsidiaries and Pension Benefit Guaranty Corporation.

Exhibit 99.1	Press Release, dated March 9, 2017.